Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123124) of Raser Technologies, Inc. of our report dated April 6, 2006 relating to the financial statements, which appear in this Annual Report on Form 10-K.

/s/ Tanner LC
Salt Lake City, Utah
March 15, 2007